Exhibit 5.1

January 4, 2020

Big Cypress Acquisition Corp.

300 W. 41st Street, Suite 202

Miami Beach, FL 33140

Re:	Registration Statement of Big Cypress Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to Big Cypress Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission of up to 11,500,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and one half of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one share of Common Stock (the “Warrants”), pursuant to a Registration Statement on Form S-1, File No. 333-251178, initially filed by the Company with the Commission on December 7, 2020 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a) the Registration Statement;

(b) the form of underwriting agreement to be entered into between the Company and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named in Schedule A thereto, filed as Exhibit1.1 to the Registration Statement (the “Underwriting Agreement”);

(c) the specimen Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(d) the specimen Common Stock certificate, filed as Exhibit 4.2 to the Registration Statement;

(e) the specimen Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(f) the form of Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), pursuant to which the Warrants will be issued (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement;

(g) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on November 12, 2020;

(h) the Amended and Restated Certificate of Incorporation of the Company to be in effect immediately prior to the consummation of the offering of the Units, a form of which is filed as Exhibit 3.2 to the Registration Statement (the “Amended Certificate of Incorporation”); and

(j) a copy of the By-Laws of the Company, filed as Exhibit 3.3 to the Registration Statement.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing, we are of the opinion that:

1. When the Registration Statement becomes effective under the Securities Act and the Units have been issued and delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, assuming the due authorization, execution and delivery of the Units by Continental Stock Transfer & Trust Company, as transfer agent, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

2. When the Registration Statement becomes effective under the Act, the Amended Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and the shares of Common Stock included in the Units have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3.When the Registration Statement becomes effective under the Act and the Warrants included in the Units have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, assuming the due authorization, execution and delivery of the Warrants by the Warrant Agent, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Dentons US LLP
Dentons US LLP